UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 10, 2014, Nexeo Solutions Sub Holding Corp. (“Sub Holding”), a wholly-owned subsidiary of Nexeo Solutions Holdings, LLC (“Holdings”), and Nexeo Solutions, LLC, a subsidiary of Sub Holding and Holdings (“Solutions” and collectively with Sub Holding and Holdings, the “Company”), entered into a series of agreements to acquire the St. Louis, Missouri based chemicals blending and distribution business of Archway Sales, Inc., a Missouri corporation, and JACAAB, LLC, a Missouri limited liability company (together “Archway”), for an aggregate purchase price of approximately $125.0 million, subject to a working capital adjustment (collectively, the “Archway Acquisition”). At the closing of the Archway Acquisition, a portion of the purchase price will be placed into escrow and will be released as prescribed by the terms of the acquisition documentation.

Closing of the Archway Acquisition is subject to certain customary closing conditions, including, but not limited to, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company anticipates that the Archway Acquisition will close on or about April 1, 2014 and will be financed with cash on hand and borrowings under the Company’s credit facilities. There can be no assurance that all of the conditions to closing the Archway Acquisition will be satisfied.

Item 7.01.             Regulation FD Disclosure

On February 11, 2014, the Company announced the Archway Acquisition. Archway is a top chemical distribution company and provider of specialty chemicals with more than 45 years serving customers in the Midwest, Northeast, Central, Southeast and West regions of the U.S. Based on information received from Archway, we believe Archway had approximately $200.0 million in revenue and adjusted EBITDA of approximately $13.0 million for the fiscal year ended June 30, 2013. A copy of the Company’s press release, dated February11, 2014, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this current report, including Exhibit 99.1 hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: February 11, 2014